UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 26, 2021

Date of Report (Date of earliest event reported)

WALKER LANE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 S. Dudley St., Unit 36, Littleton, CO 08123

(Address of principal executive offices, including zip code)

(720) 665-0638

(Registrant's telephone number, including area code)

2103 South Wadsworth Boulevard, Suite 202

Lakewood, Colorado 80227

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2021, the Company announced that the Board of Directors has accepted the resignations of three board members and added two new board members. Iain Stewart, Keith Simon and Tony Panasuk submitted their resignations. Keith Simon will stay on as Chief Financial Officer while Tony Panasuk will remain as Comptroller. The Board appointed Larry Kozin as a Director and Chief Operating Officer and appointed Huntley B. Andrews as a Director and Senior Advisor to the Company.

Larry Kozin, age 64.

Mr. Kozin is very involved with his businesses, family, and helping others. He is the Founder and CEO of millionairZclub, LLC, which owns many other companies he founded, including iDeal Furniture, with over 300+ locations launched, Perfect Dreamer Mattress, Dirty Laundry Solutions, KozyFurniture, WhiteGlove4Less, Advanced Licensing, and many others in different stages of development. Through these involvements and putting his life experiences and skills into practical application, Mr. Kozin has built sales teams of thousands of individuals in multiple organizations. Previously, Mr. Kozin founded and served as President of the Federal Chamber of Commerce from 1999-2002, which rebranded as the MainStreetChamber of Commerce in 2006, and is still the current President, as well as Advanced Marketing Systems, CEO, he established in 1992 and continues to help small businesses grow & prosper. Today, Mr. Kozin is excited to keep broadening his horizons and growing through helping others. Showing individuals how you can blend spirituality with business ownership and create multiple streams of income with better results in less time is the foundation of much of his work—as well as what allows him to be involved in so many opportunities. Mr. Kozin also co-authored the best selling book, Cracking the Code to Success, with renowned author and sales expert Brian Tracy.

Huntley B. Andrews, age 71.

Mr. Andrews has a strong & productive 45 years experience as an entrepreneur in areas of finance, manufacturing and the energy field. Mr. Andrews specifically has had working experience as CEO and Board Member and Sr. Advisor of European and US Public Companies. Mr. Andrews spent many years in the financial arena related to residential, commercial and syndicated mortgages as well as trader in the USA Index’s and US Treasury markets. Mr. Andrews also founded a Spring Water Bottle company with its own source of spring water for retail and private labeling. Mr. Andrews also founded Xon Energy Resources which owned oil wells with in Texas, Oklahoma, Louisiana of total of 35 shallow wells with an audited reserve of 2.5 million barrels of oil. Along with his business expertise and his extensive world travels, he brings a wide variety of history and experience to any corporate setting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release dated August 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there under duly authorized.

Walker Lane Exploration, Inc.

Dated: August 30, 2021	By:	/s/ Phillip Allen
Phillip Allen
President and C.E.O.